Exhibit 10.5.2

_______, 2020

Ladies and Gentlemen:

Better World Acquisition Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering to be lead-managed by EarlyBirdCapital, Inc. (“IPO”). The Corporation currently anticipates selling units (“Units”) in the IPO, each comprised of one share of common stock, par value $0.0001 per share, of the Corporation (“Common Stock”) and one warrant (“Warrant”), each Warrant to purchase one share of Common Stock.

The undersigned hereby commits to purchase an aggregate of 750,000 Warrants (the “Initial Warrants”) at $1.00 per Warrant for an aggregate purchase price of $750,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO (“Underwriters”) exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional 75,000 Warrants (“Additional Warrants” and together with the Initial Warrants, the “Private Warrants”) at $1.00 per Additional Warrant, for an aggregate purchase price of up to $75,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). The undersigned shall pay the Initial Purchase Price and Over-Allotment Purchase Price (if any) for the Initial Warrants and Additional Warrants (if any) by wire transfer of immediately available funds to the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Registration Statement on the date of the IPO and the over-allotment option are consummated, respectively.

The Private Warrants will be identical the Warrants to be sold by the Corporation in the IPO, except that:

●	the Private Warrants (i) will not be redeemable by the Corporation and (ii) may be exercised for cash or on a cashless basis, as described in the Registration Statement, in each case so long as they are held by the undersigned or any of its permitted transferees;

●	the Private Warrants and underlying securities will not be transferable by the undersigned until the consummation of a Business Combination (subject to certain exceptions as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”) and set forth in the warrant agreement governing the Private Warrants);

●	the Private Warrants and underlying securities will be subject to customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Corporation and the Underwriters to be filed as an exhibit to the Registration Statement;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Warrants or the underlying securities if the Corporation fails to consummate a Business Combination; and

●	the Private Warrants and the underlying securities will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the Underwriters in order to consummate the IPO, which terms or restrictions will be described in the Registration Statement.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to a registration rights agreement.

The undersigned further acknowledges and agrees that the Private Warrants and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e)(1) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Private Warrants and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer. Additionally, the Private Warrants and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO. Additionally, the undersigned may not exercise demand or piggyback rights with respect to the Private Warrants and their components parts after five (5) and seven (7) years, respectively, from the effective date of the Registration Statement and may not exercise demand rights on more than one occasion.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Private Warrants and the underlying securities have not been registered under the Securities Act;

(b)	it is acquiring the Private Warrants and the underlying securities for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Warrants or the underlying securities in violation of the securities;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes a legal, valid and binding obligation, and is enforceable against it.

[Signature Page Follows]

Very truly yours,

EARLYBIRDCAPITAL, INC.

By:
Name:
Title:

Accepted and Agreed:

BETTER WORLD ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Warrants Purchase Agreement]